Exhibit 99.13

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CONFIDENTIAL

FirstBank NW Corp

Presentation to the Special Committee of the Board of Directors

Jeff Gow & Steve Wasson

Members, Crescent Capital VI, LLC

April 6, 2006

Table of Contents

I.	Introduction

II.	Who is Crescent Capital VI, LLC

III.	Why Our Offer is Compelling

IV.	How Will Our Offer Be Funded

V.	Crescent Capital’s Plan

VI.	What are the Qualifications and Experience of the Crescent Capital Team

VII.	Will Crescent Capital Receive Regulatory Approval

VIII.	Next Steps

I.  Introduction

Introduction

•                  This meeting is to provide FirstBank NW with information regarding Crescent Capital VI, LLC’s proposal to purchase the Company

•        Next step in furthering discussions

•        Subject to NDA of March 27, 2006

•                  Important questions:

•        Who is Crescent Capital?

•        Is our offer compelling to the key constituencies of FirstBank?

•        How will offer be funded?

•        What is Crescent Capital’s plan for FirstBank?

•        What are the qualifications and experience of Crescent Capital team?

•        Will Crescent Capital receive regulatory approval?

Core Constituencies Of FirstBank

•                  Shareholders

•                  Borrowers and Other Customers

•                  Depositors and Creditors

•                  Employees

•                  Community Interests

•                  Regulators

II.  Who is Crescent Capital VI, LLC

About Crescent Capital

•                  Crescent Capital VI, LLC

•        Special purpose entity holds position in FirstBank

•        539,492 shares of common equity (9.2% of total)

•        Shares accumulated between March 2003 and April 2004

•                  Significant investment has been made

•        Organized in 2001 to invest in a banking opportunity that could become a relationship based platform

•        Employed both financial analysts and operators in a market evaluation of Pacific Northwest banks

•        Significant time and financial resources invested as part of this effort

•                  Members

•        Jeff Gow

•        Gary Young

•        Steve Wasson

Jeff Gow

•                  Highly successful entrepreneur and businessman

•        CEO & Majority Owner, Polygon NW Co., residential real estate developer with $300 million in annual revenues

•        Majority owner of a large multifamily income property portfolio

•        History of producing substantial returns for investors

•        Active investor/lender in other industries including technology and aerospace

•                  Will add value to FirstBank through

•        Extensive business relationships portable to FirstBank

•        Extensive industry knowledge as a borrower and investor within regional market

•        Well-known area businessman

•                  No loans to affiliated entities or persons

•                  Status as Non-Executive Chairman

Steven D. Wasson

•                  Substantial banking track record

•        Thirty years of banking experience across core operating and lending functions

•        Proven track record of growing loan production and improving financial performance

•        Experience as a Commercial and Real Estate Banker, Chief Credit Officer and Chief Administrative Officer

•                  Recent job experience:

•        E.V.P & Manager, Business Banking (a line of business with $6 billion in assets, $3 billion in deposits and 1,015 staff members)

•        E.V.P & Manager, Commercial Real Estate (a line of business that started with $1.5 billion in assets and 166 staff members in January 1994 and grew to $6.2 billion in assets and 340 staff members in March 2000)

•                  Lead managerial role post-transaction

•                  Investor Group

•        Crescent Capital VI, LLC

•        Individual investors located in the Pacific Northwest

•        Institutional investors

•         NorthWest Investments, Inc.

•         Steamboat, LLC

•                  Other advisors

•        Due diligence advisors

•         Accounting

•         Technology

•         Credit underwriting

•         Bank valuation

•         Economist

•        Trust Preferred underwriters

Legal and Financial Advisors

•                  Crescent Capital

•        Preston Gates & Ellis LLP, Legal Counsel

•        Fried, Frank, Harris, Shriver & Jacobson LLP, Regulatory Counsel

•        Cascadia Capital, LLC, Financial Advisor

•                  Investor Group

•        Kirkland & Ellis LLP, Legal Counsel

•        Skadden, Arps, Slate, Meagher & Flom LLP, Legal and Regulatory Counsel

III.  Why Our Offer is Compelling

Why Our Offer Is Compelling

•                  Fully financed

•                  Provides full and fair price and control premium

•        16.5% premium over January 31, 2006 closing price

•        21% premium to 50-day moving average as of January 31, 2006

•        28% premium to 90-day moving average as of January 31, 2006

•        Consistent with premiums paid for similar Northwest banks and thrifts

•        Fair premium to trading range of the Company

•                  Benefits to shareholders

•        Immediate liquidity

•        Full and fair price in cash

•         Fair price based on most comparable transactions

•        Crescent Capital’s offer is in line or superior to the transaction multiples and premiums paid in the most comparable transactions, the acquisition of Centennial Bancorp, Oregon Trail Financial and Klamath First Bancorp, comparable rural banks and thrifts

Comparable M&A Transaction Multiples

Date	Target			Deal	Price/
Announced	Name	Assets ($ 000)	Acquiror	Value ($ mm)	Earnings		Book		Tang. Book
7/15/03	Klamath First Bancorp, Inc.	$1,477,640	Sterling Financial Corporation	$146.9	18.8	x	1.1	x	1.7	x
2/24/03	Oregon Trail Financial Corp.	380,174	FirstBank NW	73.3	13.1	x	1.1	x	1.1	x
7/23/02	Centennial Bancorp	827,388	Umpqua Holdings Corp.	221.1	18.1	x	2.2	x	2.3	x

			Mean	$147.1	16.7	x	1.5	x	1.7	x

2/1/2006	FirstBank NW	$812,983	Crescent Capital VI	$116.4	14.6	x	1.5	x	2.0	x

Premium Paid Analysis

			Premium Prior to Announcement
Target	Acquiror	Deal Value	1 Day	30 Days	90 Days
		($ mm)
Klamath First Bancorp, Inc.	Sterling Financial Corporation	$146.9	17.2%	19.0%	18.1%
Oregon Trail Financial Corp.	FirstBank NW	73.3	8.0%	10.6%	8.2%
Centennial Bancorp	Umpqua Holdings Corp.	221.1	24.3%	13.9%	10.8%

	Mean	$147.1	16.5%	14.5%	12.4%

FirstBank NW	Crescent Capital VI	$116.4	16.5%	17.6%	27.8%

•                  Benefits to shareholders

•        Full and fair price in cash

•         Fair price based on multiples adjusted for key performance ratios

•        The multiple for Crescent Capital’s offer is in line with public company valuation multiples for banks with similar core performance metrics as FirstBank

Trading Multiple Statistical Analysis

		FBNW	Price / Tangible Book Value
	Range	Metric	Low		Median		Mean		High
Return on Average Equity	7.50% - 12.50%	10.51%	1.21	x	1.73	x	1.86	x	3.38	x
Return on Average Assets	0.85% - 1.10%	0.96%	1.10	x	1.86	x	2.04	x	3.54	x
FirstBank NW Transaction Metric			2.00x

		FBNW	Price / Book Value
	Range	Metric	Low		Median		Mean		High
Return on Average Equity	7.50% - 12.50%	10.51%	0.90	x	1.57	x	1.64	x	2.93	x
Return on Average Assets	0.85% - 1.10%	0.96%	0.91	x	1.67	x	1.79	x	3.54	x
FirstBank NW Transaction Metric			1.51x

Source: SNL Financial;  Data set includes publicly traded banks and thrifts located nationwide with assets between $250 million and $2,500 million; Metric data is LTM as of 12/31/05

•                  Benefits to shareholders

•        Full and fair price in cash

•         Fair price based on multiples adjusted for key performance ratios

•        Based on FirstBank’s ROAE, Crescent Capital is paying an ample premium

[CHART]

Source: SNL Financial; Data set includes publicly traded banks and thrifts located nationwide with assets between $250 million and $2,500 million

•                  Benefits to shareholders

•        Full and fair price in cash

•         Fair price based on multiples adjusted for key performance ratios

•         The multiple for Crescent Capital’s offer is in line with precedent transactions multiples of banks in the region with similar core performance metrics to FirstBank

Transaction Multiple Statistical Analysis

		FBNW	Price / Tangible Book Value
	Range	Metric	Low		Median		Mean		High
Return on Average Equity	7.50% - 12.50%	10.51%	1.12	x	1.95	x	1.80	x	2.35	x
Return on Average Assets	0.85% - 2.50%	0.96%	1.12	x	1.95	x	2.08	x	3.90	x
FirstBank NW Transaction Metric			2.00x

		FBNW	Price / Book Value
	Range	Metric	Low		Median		Mean		High
Return on Average Equity	7.50% - 12.50%	10.51%	1.12	x	1.55	x	1.66	x	2.18	x
Return on Average Assets	0.85% - 2.50%	0.96%	1.12	x	1.64	x	1.99	x	3.90	x
FirstBank NW Transaction Metric			1.51x

Source: SNL Financial; Data set includes transactions involving (1) banks and thrifts with assets between $250 million and $2,500 million; (2) banks and thrifts located in the states of Washington, Oregon and Idaho; Metric data is LTM as of 12/31/05

Benefit of Crescent Capital’s Offer to Key Constituencies

•                  Benefits to shareholders

•        Full and fair price in cash

•         Fair price based on historical and comparative operating performance

•        Long term shareholder returns have materially lagged that of peer and market indices (also see Appendix B)

Relative Stock Price Performance

7/2/1997 - 1/31/2006

Stock/Index	% Return
FBNW	107.1%
SNL Bank $500M - $1B	179.9%
SNL Thrift $500M - $1B	183.4%
FBNW NW Comparable Companies (1)	177.0%

Source: SNL Financial; Excludes dividend

(1) Companies Include: AmericanWest Bancorp., Cascade Bancorp, Cascade Financial Corp., CityBank, First Mutual Bancshares Inc., Frontier Financial Corp., Heritage Financial Corp., Horizon Financial Corp., Pacific Continental Corp., PremierWest Bancorp, Riverview Bancorp Inc., Timberland Bancorp Inc., Washington Banking Co.

Why Our Offer Is Compelling

•                  Benefits to customers (borrowers and depositors)

•        More efficient allocation of resources by a private company

•         Reduced public company expense burden

•         Redirected resources can enhance products and reduce pricing

•        Improved operating efficiencies

•         Allows FirstBank to be more competitive in product and service pricing

•        Potential additional product offerings

•         Provides additional benefits to clients’ business operations

•         Broader range of product offerings for community development and low income housing

•        Potential expanded geographic area

•         Provides customers with more convenient access to bank locations

•                  Benefits to employees

•        Existing Administrative/Operations centers would remain

•        Crescent Capital is not a bank, as a result there would be:

•         No overlap in market area of operations

•         Higher retention rate of existing employees

•         Minimal disruption of bank administration and operational functions

•         The need to retain key employees in each market

•        Reduced public company burden

•        Potential to participate in performance upside

•        Potential for expanded career opportunities

•                  Benefits to communities

•        Preservation of jobs within the existing bank footprint

•        Preservation of a Northwest based community bank

•        Continued ties to local community financial service provider

•        Additional capability to provide financing for community development and low income housing

•        Honor existing commitments with community organizations

IV.  How Will Our Offer Be Funded?

How Will Our Offer Be Funded

•                  Consideration

•        Cash offer on February 1, 2006 of $19.075 per share (adjusted for 2:1 split on 2/10/06)

•        Fully financed

•        TPS up to 20% of total consideration

Sources and Uses of Funds

			%	%
		Sources	of Capital	of Equity
Crescent Capital Rolled Equity	$10,290,810
New Equity Crescent Capital	17,892,223
Total Crescent Investment		$28,183,033	23.0%	28.5%
Individual Investors		30,500,000	24.9%	30.8%
Northwest Investments, Inc.		20,165,500	16.5%	20.4%
Steamboat, LLC		20,165,500	16.5%	20.4%
Trust Preferred Equity		23,278,508	19.0%

Total Sources		$122,292,541	100.0%	100.0%

		%
	Uses	of Uses
Crescent Capital Rolled Equity	$10,290,810	8.4%
Cash to Shareholders	106,101,731	86.8%
Total Fees & Expenses	5,900,000	4.8%

Total Uses	$122,292,541	100.0%

Trust Preferred Securities

•                  Crescent Capital has term sheets from TPS underwriters for amount required for the acquisition

•                  FirstBank pro-forma balance sheet can support the TPS issuance

•                  TPS includes no upfront fees and no on-going non-interest expense

•                  Underwriters indicate structure is not unique to the proposed Crescent Capital transaction

•                  TPS can be issued immediately after closing of transaction

•        Crescent Capital could be funded by a bridge loan from the issuer and repaid from TPS issued by holding company

•        Upon the closing of the transaction issuer will bundle the TPS with other TPS and sell to investors

V.  Crescent Capital Plan

Crescent Capital Plan

•                  Crescent Capital plan overview

•        Improve performance of core bank to top quartile of industry benchmarks

•         ROAE

•         ROAA

•         Efficiency Ratio

•        Leverage FirstBank’s full-service branches to grow retail deposits

•        Fuel growth in Spokane and Boise markets

•         Leverage FirstBank’s existing branches

•         Add additional seasoned relationship managers and books of business

•        Determine feasibility of opening offices in Portland and Seattle market areas

•         Utilize Crescent Capital’s customer and staff contacts

•        Emphasize lending for:

•         Small Business

•         Commercial and Industrial

•         Commercial Real Estate

•         Construction

•         Community Development

•                  Crescent Capital would continue

•        Existing branch operations

•        Administrative facilities in Clarkston and Baker City

•        Operations support services

•        Retention of the majority of FirstBank’s operating personnel

•        FirstBank name

•                  Crescent Capital has value-added experience and capabilities

•        Management team has extensive experience

•         Broad experience as measured by size and business volume

•         Ability to grow the Company into their expertise, benefiting customers, growing equity and adding services

•        Access to personnel resources and customers within the Northwest

•         Leverages previous experience and relationships

•        A proven system of performance-metric management

•         Successful track record of strong operational performance enhancement

•                  Broad and diverse business contacts that will support future growth, potentially outside of the current footprint

•        Boise and Spokane markets have strong and identified customer base

•        Attractiveness of Portland and Seattle may be enhanced by Crescent Capital’s extensive contact network

•                  Market intelligence in both the large commercial and community banking space

•        Enables a timely recognition of business opportunities

•        Facilitates future expansion of management/employee base

•                  Crescent Capital has a proven track record of private company management experience

•                  Crescent Capital’s management has overseen significant operational improvement in a bank platform

•                  Crescent Capital will maintain continuity with existing customers and staff

•        Retaining the value of the existing franchise is critical to the transaction

•        Current employees will make up the vast majority of the work force going forward

•                  Crescent Capital will maintain connections with the communities in FirstBank’s existing market areas

•        Retention of the goodwill of individuals, businesses and the communities is fundamental to the plan

•        FirstBank will continue to be a highly valued citizen in its current communities

•                  Crescent Capital seeks to maintain connections with existing officers and directors

•        Officers will be asked to continue in key roles

•        In-market directors are important for continuity and community support

•        Independent directors may have an opportunity to continue on the board

•                  Potential geographic expansion into Northwest markets where Crescent Capital has existing contacts could:

•        Add funding sources in large deposit markets

•        Diversify borrower risk

•        Diversify economic risk

•        Add convenience to existing customers, and

•        Provide additional job opportunities to existing staff

•                  Crescent Capital timeline to date:

•        Offer submitted on February 1, 2006

•        Received additional commitments for $40 million in equity on February 17, 2006

•        Received information request from FirstBank on February 24, 2006

•        Met with OTS, FDIC and Washington DFI on March 2, 2006

•        Responded to the February 24 information request on March 6, 2006

•        Executed mutual NDA on March 27, 2006

•        Provided additional information for the February 24 information request on March 29, 2006

•                  Crescent Capital is committed to moving forward quickly

•        Provide FirstBank with due diligence request information within 48 hours

•        Negotiate and execute term sheet by April 30th

•        Complete due diligence no later than May 30th

•        Negotiate and execute definitive acquisition agreement by June 15th

VI.  Crescent Capital Team

Crescent Capital Team

•                  Jeff Gow – Chairman

•        Adds value to FirstBank through:

•         Extensive business relationships portable to FirstBank

•         Extensive industry knowledge as a borrower and investor within regional market

•         Well known area businessman

•         Entrepreneur and leader of successful homebuilding company and other ventures

•                  Steve Wasson - Chief Executive Officer

•        Adds value to FirstBank through:

•         Broad banking experience

•         Successful leader

•         Experienced in improving organizational performance

•                  David Robinson – Chief of Operations

•        Twenty-eight years of experience in financial services industry with twenty-six of those in banking

•        Experienced in operations, project and process management

•        Operations Manager for Business Banking and Commercial Real Estate units led by Steve Wasson

•        As a Loan Administration Manager, led a reengineering project that transformed a loan administration unit into a more effective and efficient customer-focused organization

•        Experienced operations auditor, credit examiner, operations manager, process manager with community as well as “Top 10” national banks

•                  Potential Spokane, Washington and Boise, Idaho Leaders

•        Native to their respective markets

•        Strong local ties to businesses and civic organizations

•        Extensive client lists for recruitment of new business

•        Excellent local reputation with business and community leaders

•                  Additional opportunities to benefit core constituencies

•        Product and services expansion based on management experience and customer needs

•        Additional client lists for recruitment of new business in potential expansion markets

•        Management has an extensive network of banking contacts in the market

•        Excellent local reputation with business and community leaders in potential expansion markets

VII.  Will Crescent Capital Receive Regulatory Approval

Regulatory Approval

•                  Initial Meeting with OTS, FDIC and Washington DFI held on March 2, 2006

•                  Anticipated Regulatory Filings

•        Savings and loan holding company application by Crescent Capital

•        Rebuttal of control filings by Financial Investors

•                  Standard for approval:

•        Managerial and financial resources of acquiror and institution

•        Future prospects of acquiror and institution

•        Effect on insurance risk to FDIC

•        Convenience and needs of communities to be served

•                  Considerations for regulatory approval tie-in closely to board consideration in acquisition

•                  Timeline and Next Steps

•        Holding company application and change in control notice within 30 days of executing a definitive agreement

•        Regulatory approval timeframe of 90 to 180 days

VIII.  Next Steps

Next Steps

•                  Discussions with FirstBank’s Special Committee of any outstanding issues

•                  Crescent Capital is provided with non-public information

•                  FBNW Special Committee formally retains an investment bank

•                  Negotiate preliminary agreement

•                  Crescent Capital discussions with existing management and board members regarding ongoing role

•                  FBNW provided with information on investors

•                  Conduct due diligence

•                  Negotiate definitive acquisition agreement

•                  FBNW Board approval of acquisition by Crescent Capital

•                  Public announcement

IX. Appendices

Appendix A: Historical Stock Performance vs. Peer Index

Comparative Stock Price Index (7/2/1997 - 1/31/2006)

[CHART]

Source: SNL Financial; Excludes dividends

Appendix B: Performance Versus Pacific Northwest Peer Group

Select Comparable Companies

Last Twelve Months Financial Performance Data

								Net		Non-Int.	Tangible		NCOs/
			Period	Total			Core	Interest	Efficiency	Inc./Oper.	Equity/	NPAs/	Average	Reserves/
Company	State	Ticker	Ended	Assets	ROAA	ROAE	ROAE	Margin	Ratio	Revenue	Tg. Assets	Assets	Loans	Loans
				($ 000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Frontier Financial Corp.	WA	FTBK	12/31/2005	$2,637,005	2.09	18.75	18.70	5.48	41.25	9.17	11.01	0.19	-0.01	1.55
Cascade Bancorp	OR	CACB	12/31/2005	1,269,670	1.97	24.04	24.04	5.66	46.90	17.77	7.74	0.01	0.08	1.40
Cascade Financial Corp.	WA	CASB	12/31/2005	1,211,784	1.13	13.13	13.08	3.35	52.54	14.58	6.67	0.29	0.03	1.17
AmericanWest Bancorp.	WA	AWBC	12/31/2005	1,109,134	1.29	12.34	11.87	5.47	65.18	12.46	9.78	1.50	0.68	1.49
First Mutual Bancshares Inc.	WA	FMSB	12/31/2005	1,086,165	0.99	17.27	17.27	4.02	62.23	11.76	5.53	0.08	0.09	1.13
Horizon Financial Corp.	WA	HRZB	12/31/2005	1,083,743	1.44	13.65	13.71	4.55	50.72	13.55	10.16	0.12	0.03	1.53
PremierWest Bancorp	OR	PRWT	12/31/2005	913,661	1.52	13.59	13.59	6.05	60.78	13.58	8.97	0.25	-0.14	1.28
CityBank	WA	CTBK	12/31/2005	832,039	6.86	29.97	13.72	6.60	30.84	8.80	21.19	0.23	0.03	1.39
Pacific Continental Corp.	OR	PCBK	12/31/2005	791,794	1.67	17.57	17.62	5.60	52.75	11.77	7.45	0.10	0.10	1.15
Heritage Financial Corp.	WA	HFWA	12/31/2005	751,152	1.46	16.13	16.13	5.01	59.71	16.35	7.99	0.16	0.10	1.30
Riverview Bancorp Inc.	WA	RVSB	12/31/2005	739,130	1.32	10.59	10.26	4.91	61.48	21.68	8.98	0.11	0.13	1.16
Washington Banking Co.	WA	WBCO	12/31/2005	725,976	1.37	17.87	17.93	5.36	60.30	17.68	7.97	0.30	0.22	1.39
Timberland Bancorp Inc.	WA	TSBK	12/31/2005	547,747	1.31	9.72	9.71	4.68	62.19	20.89	12.69	0.52	0.00	1.04
Range
Low:				$547,747	0.99	9.72	9.71	3.35	30.84	8.8	5.53	0.01	-0.14	1.04
High:				$2,637,005	6.86	29.97	24.04	6.60	65.18	21.68	21.19	1.50	0.68	1.55
Median:				$913,661	1.44	16.13	13.72	5.36	59.71	13.58	8.97	0.19	0.08	1.30
Mean				$1,053,769	1.88	16.51	15.20	5.13	54.37	14.62	9.70	0.30	0.10	1.31

FirstBank NW	WA	FBNW	12/31/2005	$824,859	0.96	10.51	10.51	4.39	61.06	17.46	7.23	0.30	0.07	1.36

Source: SNL Financial, LTM as of December 31, 2005

Appendix C: Performance Versus Pacific Northwest Peer Group

ROAA %

Rank	Company	Metric
1	CityBank	6.86
2	Frontier Financial Corp.	2.09
3	Cascade Bancorp	1.97
4	Pacific Continental Corp.	1.67
5	PremierWest Bancorp	1.52
6	Heritage Financial Corp.	1.46
7	Horizon Financial Corp.	1.44
8	Washington Banking Co.	1.37
9	Riverview Bancorp Inc.	1.32
10	Timberland Bancorp Inc.	1.31
11	AmericanWest Bancorp.	1.29
12	Cascade Financial Corp.	1.13
13	First Mutual Bancshares Inc.	0.99
14	FirstBank NW	0.96

ROAE %

Rank	Company	Metric
1	CityBank	29.97
2	Cascade Bancorp	24.04
3	Frontier Financial Corp.	18.75
4	Washington Banking Co.	17.87
5	Pacific Continental Corp.	17.57
6	First Mutual Bancshares Inc.	17.27
7	Heritage Financial Corp.	16.13
8	Horizon Financial Corp.	13.65
9	PremierWest Bancorp	13.59
10	Cascade Financial Corp.	13.13
11	AmericanWest Bancorp.	12.34
12	Riverview Bancorp Inc.	10.59
13	FirstBank NW	10.51
14	Timberland Bancorp Inc.	9.72

Core ROAE %

Rank	Company	Metric
1	Cascade Bancorp	24.04
2	Frontier Financial Corp.	18.70
3	Washington Banking Co.	17.93
4	Pacific Continental Corp.	17.62
5	First Mutual Bancshares Inc.	17.27
6	Heritage Financial Corp.	16.13
7	CityBank	13.72
8	Horizon Financial Corp.	13.71
9	PremierWest Bancorp	13.59
10	Cascade Financial Corp.	13.08
11	AmericanWest Bancorp.	11.87
12	FirstBank NW	10.51
13	Riverview Bancorp Inc.	10.26
14	Timberland Bancorp Inc.	9.71

Net Interest Margin %

Rank	Company	Metric
1	CityBank	6.60
2	PremierWest Bancorp	6.05
3	Cascade Bancorp	5.66
4	Pacific Continental Corp.	5.60
5	Frontier Financial Corp.	5.48
6	AmericanWest Bancorp.	5.47
7	Washington Banking Co.	5.36
8	Heritage Financial Corp.	5.01
9	Riverview Bancorp Inc.	4.91
10	Timberland Bancorp Inc.	4.68
11	Horizon Financial Corp.	4.55
12	FirstBank NW	4.39
13	First Mutual Bancshares Inc.	4.02
14	Cascade Financial Corp.	3.35

Efficiency Ratio %

Rank	Company	Metric
1	CityBank	30.84
2	Frontier Financial Corp.	41.25
3	Cascade Bancorp	46.90
4	Horizon Financial Corp.	50.72
5	Cascade Financial Corp.	52.54
6	Pacific Continental Corp.	52.75
7	Heritage Financial Corp.	59.71
8	Washington Banking Co.	60.30
9	PremierWest Bancorp	60.78
10	FirstBank NW	61.06
11	Riverview Bancorp Inc.	61.48
12	Timberland Bancorp Inc.	62.19
13	First Mutual Bancshares Inc.	62.23
14	AmericanWest Bancorp.	65.18

Source: SNL Financial, LTM as of December 31, 2005

Appendix D: Performance Versus Broad Peer Group

FBNW Peer Group Performance Data

	All Companies	Top 10%	FBNW
	2001-2005	2001-2005	2001-2005	Variance From	Variance From
	5 Yr Mean	5 Year Mean	5 Year Mean	All Companies	Top 10%
ROAE	11.14%	19.22%	8.63%	-2.51%	-10.59%
ROAA	0.98%	1.72%	0.83%	-0.15%	-0.90%
Net Income Margin	4.00%	5.66%	3.87%	-0.13%	-1.79%
Efficiency Ratio	63.68%	45.54%	70.50%	-6.83%	-24.96%
Reserves/Loans	1.40%	2.29%	1.16%	-0.25%	-1.13%
NPAs/Assets	0.53%	0.04%	0.43%	0.10%	-0.39%
NCOs/Avg. Loans	0.23%	0.00%	0.09%	-0.14%	0.09%
Tier 1 Ratio	12.89%	21.01%	11.18%	-1.70%	-9.83%
Total Capital Ratio	14.17%	22.66%	12.36%	-1.81%	-10.30%

EPS Change	142.32%	147.51%	160.77%	18.45%	13.26%
EPS 4 Yr CAGR	9.22%	10.21%	12.60%	3.38%	2.40%

Source: SNL Financial; Publicly traded banks and thrifts with assets between $500 million and $1,500 million

Appendix E: Performance Post Oregon Trail Acquisition

FBNW & Oregon Trail Merger Data

			Efficiency
Stock/Index	ROAA	ROAE	Ratio
Oregon Trail Performance at Merger	1.3%	9.1%	57.2%
Merger Proforma	1.1%	11.5%	62.6%
FBNW Performance at Merger	0.9%	9.5%	70.7%

FBNW Fiscal Year 2005	0.8%	8.9%	67.0%

Source: FirstBank NW Investor Presentation, SNL Financial

Appendix F: Funding Diagram

Crescent	New					Current
Capital &	Subsidiary	Merger	Thrift Holding Company		Cash	Shareholders
Investors	Corp.

			Long Term	TPS Proceeds
Sub-Debt

Special Purpose Entity

			TPS	TPS Proceeds

TPS Investor